EXHIBIT 23.2
CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS

The  Board  of  Directors
National  Manufacturing  Technologies,  Inc.:

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 33-18896, 33-72122, 33-61951 and 333-39220) on Form S-8 of our
report dated July 16, 1999, relating to the consolidated financial statements of National Manufacturing Technologies, Inc. and subsidiaries (formerly known as Photomatrix, Inc. and subsidiaries) appearing in the Company's Annual
Report  on  Form  10-KSB  for  the  year ended March 31, 2000


BDO SEIDMAN, LLP


Costa Mesa,  California
August  4,  2000